                                                                   EXHIBIT 10.10


                                  OFFICE LEASE

         THIS OFFICE LEASE is entered into by Landlord and Tenant as described in the following Basic Lease Information on the Date which is set forth for reference only in the following Basic Lease Information. Landlord and Tenant agree:

                       ARTICLE 1--BASIC LEASE INFORMATION

         1.1 Basic Lease Information. In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

                  (a)      DATE: February 15, 1997.

                  (b) LANDLORD: U S WEST Business Resources, Inc., a Colorado corporation.

                  (c)      LANDLORD'S ADDRESS: with a copy at the same time to:

                           U S WEST Business Resources, Inc.                            U S WEST, Inc.
                           3640 East Indian School Road, Room 300                       7800 East Orchard Road, Room 480
                           Phoenix, AZ 85018                                            Englewood, CO 80111
                           Attn: Manager--Real Estate                                   Attn: Law Department

                  (d) TENANT: P.F. Chang's China Bistro, Inc., a Delaware corporation.

                  (e)      TENANT'S ADDRESS: P.F. Chang's China Bistro, Inc.
                                              5090 North 40th Street, Suite 160
                                              Phoenix, AZ 85018

                  (f)      BUILDING ADDRESS:  5090 North 40th Street
                                              Phoenix, AZ 85018

                  (g) PREMISES: The Premises shown on Exhibit A to this Lease, known as Suite 160.

                  (h) RENTABLE AREA OF THE PREMISES: Approximately 4,410 rentable square feet.

                  (i) RENTABLE AREA OF THE BUILDING: 175,186 rentable square feet.

                  (j) TERM: Approximately 60 months, beginning on the Commencement Date and expiring on the Expiration Date.

                  (k) COMMENCEMENT DATE: May 1, 1997, as the same may be extended pursuant to Article 3 below.

                  (l) EXPIRATION DATE: April 30, 2002, as the same may be extended pursuant to Section 3.2 below.

                  (m)      SECURITY DEPOSIT: $-0-.

                  (n) MONTHLY RENT: $8,085.00 per month. For purposes of this subsection (n), month 1 will be considered the first full calendar month of the Term; from the Commencement Date until the beginning of month 1, the Monthly Rent shall be $8,085.00 per month on a prorated basis.

                           The Monthly Rent includes the product of 1/12th of the Operating Expenses Base times the Rentable Area of the Premises. The Monthly Rent does not include the Arizona state and local transaction privileges tax.

                  (o) OPERATING EXPENSES BASE: Actual operating expenses for calendar year 1997, expressed on a per square foot basis.

                  (p) TENANT'S SHARE: 2.517% (determined by dividing the Rentable Area of the Premises by the total rentable area of the building).

                  (q) PARKING SPACES: Landlord shall provide six covered, reserved parking stalls. Upon Tenant's request, Landlord shall provide twenty-five covered unreserved parking stalls. Tenant shall notify Landlord if it desires any additional unreserved stalls.

                  (r) PARKING CHARGE: $45 per month per stall for the covered reserved parking stalls, and $26 per month per stall for covered unreserved Parking stalls.

                  (s)      BROKER: CB Commercial.

                  (t) TENANT IMPROVEMENTS: Landlord shall provide space based on a mutually acceptable space plan. Landlord's obligation and costs for tenant improvements shall not exceed $7.00 per rentable square foot.

         1.2      Definitions:

                  (a) ADDITIONAL RENT: Any amounts which this Lease requires Tenant to pay in addition to Monthly Rent, including, but not limited to, the Arizona state and local transaction privilege tax.

                  (b) BUILDING: The building which is located on the Land and of which the Premises are a part

                  (c) LAND: The land on which the Project is located and which is described on Exhibit B.

                  (d) PRIME RATE: The rate of interest from time to time announced by Norwest Banks, or any successor to it, as its prime rate. If Norwest Banks or any successor to it ceases to announce its prime rate, the Prime Rate will be a comparable interest rate designated by Landlord which replaces the Prime Rate.

                  (e) PROJECT: The development consisting of the Land and all improvements built on the Land including without limitation the Building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.

                  (f)      RENT: The Monthly Rent and Additional Rent.

If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.

         1.3 Exhibits. The following addendum and exhibits are attached to this Lease and are made part of this Lease:

         EXHIBIT A--The Premises
         EXHIBIT B--Legal Description of the Land
         EXHIBIT C--Work Letter
         EXHIBIT D--Rules and Regulations
         EXHIBIT E--Commencement Date Certificate


                              ARTICLE 2--AGREEMENT

         Landlord leases the Premises to Tenant, and Tenant leases the Premises; from Landlord, according to this Lease. The duration of this Lease will be the Term. The Term will commence on the Commencement Date, and will expire on the Expiration Date.


                         ARTICLE 3--DELIVERY OF PREMISES

         Landlord will perform the Tenant Improvements as described in the attached Exhibit C above. Subject to Landlord's obligation to complete the Tenant Improvements, Landlord shall have delivered possession of the Premises to Tenant on the Commencement Date, AS-IS in its present condition on the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease. If for any reason, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, (a) this Lease will not be void or voidable and Landlord will not be liable to Tenant for any resultant loss or damage, and (b) the Commencement Date and Expiration Date shall each be delayed by one day for each day of such delay; provided, however, if the Commencement Date is delayed by more than 90 days, Tenant, by written notice to Landlord prior to the Commencement Date, may terminate this Lease. Tenant will execute the Commencement Date Certificate attached to this Lease as Exhibit E within 15 days of Landlord's request.


                             ARTICLE 4--MONTHLY RENT

         Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises. Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's Address, or to such other address as Landlord may from time to time designate in writing.


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                          ARTICLE 5--OPERATING EXPENSES

         5.1      General.

                  (a) In addition to Monthly Rent, beginning on January 1, 1998, Tenant will pay Tenant's Share of the amount by which the Operating Expenses paid, payable or incurred by Landlord in each calendar year or partial calendar year during the Term exceeds the product of (i) the Operating Expenses Base times (ii) the Rentable Area of the Building. If Operating Expenses are calculated for a partial calendar year, the Operating Expenses Base will be appropriately prorated.

                  (b) As used in this Lease, the term "Operating Expenses" means:

                           (1) All reasonable costs of management, operation and
maintenance of the Project, including without limitation, real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes); wages, salaries and compensation of employees employed at or allocated to the Project; consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project and determined at a rate consistent with prevailing market rates for comparable services and projects); reasonable reserves for Operating Expenses; that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; power, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; insurance obtained with respect to the Project; depreciation on personal property and equipment (except as set forth in (c) below or which is or should be capitalized on the books of Landlord); and any other costs, charges, and expenses which, under generally accepted accounting principles, would be regarded as management, maintenance, and operating expenses; and

                           (2) The cost (amortized over such period as Landlord
will reasonably determine) together with interest at the greater of (A) the Prime Rate prevailing plus 2% or (B) Landlord's borrowing rate for such capital improvements plus 2%, on the unamortized balance of any capital improvements (i) which are made to the Project by Landlord for the purpose of reducing Operating Expenses, or (ii) which are required under any governmental law or regulation that was not applicable to the Project at the time it was constructed and which are not a result of special requirements for any tenant's use of the Building (whether or not such law or regulation is applicable to the Building as a result of Landlord's or any tenant's status under such law or regulation, Landlord's or any tenant's use, occupancy, or alteration of any portion of the Building, or improvements made by or for any tenant in its premises). Notwithstanding the foregoing, the Building's Operating Expenses will not include the cost of capital improvements which are required to be made to any tenant's premises by Such tenant pursuant to Section 8.1.

                  (c) The Operating Expenses will not include: (1) depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas); (2) costs of alterations of space or other improvements made for tenants of the Project; (3) finders' fees and real estate brokers' commissions; (4) ground lease payments, mortgage principal or interest;
(5) capital items other than those referred to in clause (b)(2) above; (6) costs of replacements to personal property and equipment for which depreciation costs are included as an Operating Expense; (7) costs of excess or additional services provided to any tenant in the Building which are directly billed to such tenants; (8) the cost of repairs due to casualty or condemnation which are reimbursed by third parties; (9) any cost due to Landlord's breach of this Lease; (10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business; (11) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Building; and (12) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building.

                  (d) The Operating Expenses which vary with occupancy and which are attributable to any part of the Term in which less than 95% of the Rentable Area of the Building is occupied by tenants, will be adjusted by Landlord to the amount which Landlord reasonably believes that they would have been if 95% of the Rentable Area of the Building had been so occupied.

                  (e) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the Operating Expenses Base will equal or approximate the actual Operating Expenses per square foot of Rentable Area of the Premises for any calendar year during the Term. In no event shall Operating Expenses within the control of Landlord exceed 5% per year.

         5.2 Estimated Payments. Commencing on January 1, 1998 and hereafter during each calendar year or partial calendar year in the Term, in addition to Monthly Rent, Tenant will pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Share multiplied by the "Estimated Operating Expenses" (defined below) for such calendar year. "Estimated Operating Expenses" for any calendar year shall mean Landlord's reasonable estimate of Operating Expenses for such calendar year less the product of the Operating Expenses Base multiplied by the Rentable Area of the Building and shall be subject to revision according to the further provisions of this Section 5.2 and Section 5.3. During any partial calendar year during the Term, Estimated Operating Expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of Estimated Operating Expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant will pay to Landlord 1/12 of the product of Tenant's Share multiplied by the Estimated Operating Expenses for such calendar year; however, if such written notice is not given in December, Tenant will continue to make monthly payments on the basis of the prior year's Estimated Operating Expenses until the month after such written notice is given, at which


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
time Tenant will commence making monthly payments based upon the revised Estimated Operating Expenses. In the month Tenant first makes a payment based upon the revised Estimated Operating Expenses, Tenant will pay to Landlord the difference between the amount payable based upon the revised Estimated Operating Expenses and the amount payable based upon the prior year's Estimated Operating Expenses, for each month which has elapsed since December. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary from the Estimated Operating Expenses for such calendar year, Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised Estimated Operating Expenses.

         5.3 Annual Settlement. Within 120 days after the end of each calendar year or as soon after such 120-day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within 60 days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. Tenant may review Landlord's records of the Operating Expenses, at Tenant's sole cost and expense, at the place Landlord normally maintains such records during Landlord's normal business hours upon reasonable advance written notice.

         5.4 Final Proration. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year and Tenant's obligation to pay any increase or Landlord's obligation to refund any overage will survive the expiration or other termination of this Lease. If Tenant's audit reveals an overstatement of the total Operating Expense of more than 5%, then Landlord shall pay the cost of Tenant's audit.

         5.5      Other Taxes.

                  (a) Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in subparagraph (b) below), whether or not now customary or within the contemplation of Landlord and Tenant:

                           (1) Upon or measured by Rent, including without
limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of Rent, including, but not limited to, the Arizona state and local transaction privileges tax; and

                           (2) Upon this transaction or any document to which
Tenant is a party creating or transferring an interest or an estate in the Premises.

                  (b) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon Landlord.

                  (c) Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant, the non-payment of which might give rise to a lien on the Premises or Tenant's interest in the Premises.

         5.6 Additional Rent. Amounts payable by Tenant according to this
Article 5 will be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Rent.

                              ARTICLE 6--INSURANCE

           6.1 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain:

                  (a) Fire and extended coverage insurance covering the Project and its equipment and common area furnishings;

                  (b) Bodily injury and property damage insurance; and

                  (c) Such other insurance as Landlord reasonably determines from time to time or required by any Superior Lien (as defined in Section 19.1).

The insurance coverages and amounts in this Section 6.1 will be reasonably determined by Landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the Project.

         6.2 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request and which are customary for projects similar to the Project in the Phoenix area, with insurance companies and on forms reasonably satisfactory to Landlord:


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
                  (a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000. All such insurance will be equivalent to coverage offered by a Commercial General Liability form including, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 12 of this Lease;

                  (b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant's business and found in, on or about the Project.

Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery and equipment, stock and any other personal property;

                  (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Project is located; and

                  (d) If Tenant operates owned, hired or nonowned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $500,000 combined bodily injury and property damage.

         6.3 Forms of the Policies. Certificates of insurance, together with copies of the endorsements when applicable naming Landlord and any others specified by Landlord as additional insureds, will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All Commercial General Liability or comparable policies maintained by Tenant will name Landlord and such other persons or firms having an interest in the Project (whether as owner or mortgagee) as Landlord specifies (in writing) from time to time as additional insureds entitling them to recover under such policies for any loss sustained by them, their agents and employees as a result of the negligent acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days' prior written notice to Landlord. All Commercial General Liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

         6.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant, occupant of the Project or Superior Lien holder, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party or of such other tenant or, occupant of the Project, or Superior Lien holder, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party to the extent of the recovery under such policy. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

         6.5 Adequacy of Coverage. Landlord, its agents and employees, make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.


                                 ARTICLE 7--USE

        The Premises will be used only for general office purposes and ancillary office purposes. Tenant will not (a) do or permit to be done in or about the Premises, nor bring to, keep, or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance, or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date; (b) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Project or injure or annoy them; (c) use or allow the Premises to be used for any immoral or unlawful, purpose; (d) cause, maintain, or permit any nuisance in, on, or about the Premises, or (e) commit or allow to be committed any, waste in, on, or about the Premises.


                 ARTICLE 8--REQUIREMENTS OF LAW; FIRE INSURANCE

         8.1 General. At its sole cost and expense, Tenant will promptly comply with all laws, statutes, ordinances and governmental rules, regulations, or requirements now in force or in force after the Commencement Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as they relate to (a) Tenant's use, occupancy, or alteration of the Premises; (b) the condition of the Premises resulting from Tenant's use, occupancy, or alteration of the Premises; or (c) alterations to the Premises required as a result of Tenant's status under such laws. Tenant will not be required to comply with such laws with respect to structural changes or changes outside the Premises unless related to (y) Tenant's use or occupancy of the Premises, or (z) improvements or alterations made by or for Tenant.

         8.2      Hazardous Materials.

                  (a) For purposes of this Lease, "Hazardous Materials" means any toxic or caustic substances, explosives, radioactive materials, hazardous wastes, hazardous substances, or petroleum, its derivatives, by-products, or other hydrocarbons, including, without limitation, substances defined as "hazardous substances" or "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Resource Conservation and Recovery Act of 1976,42 U.S.C. Sections 6901-6987; The Occupational Safety and Health Act of 1970 or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

                  (b) Tenant will not cause or permit the release, treatment, recycling, storage, use, generation, transportation, or disposition of any Hazardous Materials in, on or about the Premises or the Project by Tenant, its agents, employees, or contractors, except typical office products used in the normal course of business and in accordance with applicable Hazardous Materials Laws. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Tenant will not install or permit the installation on the Project of any underground storage tanks, surface impoundments, or asbestos-containing materials in violation of any Hazardous Materials Laws. Tenant will cause any alterations of the Premises to be made in a way not to expose persons working or visiting the Project to Hazardous Materials in excess of safety levels established by Hazardous Materials Laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Material affecting the Premises; (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises; and (3) the failure of the Premises to comply with any Hazardous Materials Laws. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises.

                  (c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, the holders of Superior Liens, their agents, employees, partners, shareholders, officers, and directors (collectively, "Landlord Indemnities") harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 8. Tenant will be solely responsible for and will defend, indemnify and hold Landlord Indemnities harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's Hazardous Materials on the Premises. Tenant's obligations under this
Article 8 will survive the expiration or other termination of this Lease.

                  (d) Landlord will be solely responsible for and will defend, indemnify and hold Tenant, its agents, employees, partners, shareholders, officers and directors ("Tenant Indemnities") harmless from and against all claims, costs and liabilities including attorneys' fees and costs, arising out of or in connection with Landlord's release, treatment, recycling, storage, use, generation, transportation, or disposition of any Hazardous Materials in, on or about the Premises or the Project prior to the date of this Lease ("Tenant Indemnification Event"). Landlord will be solely responsible for and will defend, indemnify and hold Tenant Indemnities harmless from and against any and all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work required in connection with any Hazardous Materials on the Premises or the Project arising from a Tenant Indemnification Event. Landlord's obligations under this
Article 8 will survive the expiration or termination of this Lease. Landlord represents that it has no actual knowledge of any potential claims, costs, or liabilities arising out of or in connection with a Tenant Indemnification Event.

                  (e) Landlord may, from time to time during the Term based on reasonable cause, conduct such environmental assessments or tests as Landlord deems necessary, provided that Landlord will give Tenant reasonable prior notice of its entry on the Premises for such purposes and will cooperate in minimizing any disruption of Tenant's use of the Premises as a result of such activity. Tenant will reimburse Landlord for the cost of such environmental assessment or test if, at the time Landlord causes such assessment or test to be made, Landlord has reasonable grounds to believe that an event has occurred which constitutes a violation by Tenant of one of its covenants under, or which is likely to result in Tenant being liable to Landlord by virtue of, an indemnity given by Tenant under this Section 8.2.

         8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project, and fixtures and property in the Project, or (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project, or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

                      ARTICLE 9--ASSIGNMENT AND SUBLETTING

         9.1 General. Except in connection with the sale or transfer of all of Tenant's assets, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, or permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld or delayed. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection will be deemed a waiver of the provisions of this Section 9.1, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance.

         9.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form of assignment or sublease for Landlord's reasonable approval.

         9.3 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to (a) 75% of any rent or other consideration paid to Tenant by any proposed transferee which (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alteration costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space which is then being paid by Tenant to Landlord pursuant to this Lease; (b) 75% of any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment; and
(c) Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.

         9.4 Prohibited Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this
Article 9, the transfer of outstanding capital stock of any corporate tenant will not include any sale of such stock by persons (other than those deemed "Insiders" within the meaning of the Securities Exchange Act of 1934, as amended) or the issuance of new stock, effected through "over-the-counter-market" or through any recognized stock exchange.

         9.5 Permitted Transfer. Landlord consents to an assignment of this Lease, or sublease of all or part of the Premises, to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated; provided that Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease and that Tenant is not released from liability under the Lease.

                        ARTICLE 10--RULES AND REGULATIONS

         Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit D. Landlord may from time to time reasonably amend, delete or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness and care of the Premises, the Building, and the Project, and the comfort, quiet and convenience of occupants of the Project in a nondiscriminatory manner. Modifications or additions to the rules and regulations will be effective upon 30 days' prior written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors of licensees or any other person for so long as Landlord shall proceed with due diligence to enforce the same in a consistent, reasonable, and non-discriminatory manner. Landlord shall not unreasonably enforce the rules and regulations against Tenant. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

                            ARTICLE 11--COMMON AREAS

         As used in this Lease, the term "common areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, parking lots, walkways, terraces, docks, loading areas, restrooms, trash facilities and all other areas and facilities in the Project which are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other tenants of the Project and their respective employees, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant (except with respect to matters covered by subsection (a) below) and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this Article 11 in such a manner so as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

              (a) Close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

              (b) Temporarily close any of the common areas for maintenance, alteration or improvement purposes; and

              (c) Change the size, use, shape or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing Building or other buildings to cover a portion of the common areas, converting common areas to a portion of the Building or other buildings, or converting any portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord will make an appropriate adjustment in the Rentable Area of the Building or the Building's pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant's Share of the Operating Expenses payable pursuant to Article 5 of this Lease.

                         ARTICLE 12--LANDLORD'S SERVICES

         12.1 Landlord's Repair and Maintenance. Landlord will maintain, repair and restore the common areas of the Project, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition.

         12.2 Landlord's Services.

              (a) Landlord will furnish the Premises with those services customarily provided in comparable office buildings in the vicinity of the Project, including, without limitation, (1) electricity for lighting and the operation of low-wattage office machines (such as desk-top micro-computers, desk-top calculators and typewriters), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during Business Hours;
(3) access and elevator service; (4) lighting replacement during Business Hours (for building standard lights but not any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; and (7) daily cleaning service on weekdays. Landlord may provide, but will not be obligated to provide, any such services (except access and elevator service) on Holidays or weekends.

              (b) Tenant will have the right to purchase for use during Business Hours and non-Business Hours the services described in clauses (a)(1) and (2) in excess of the amounts which Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and
(3) Tenant pays as Additional Rent (at the time the next payment of Monthly Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

              (c) The term "Business Hours" means 7:00 a.m. to 6:00 p.m. on Monday through Friday, except Holidays (as that term is defined below), and 8:00 a.m. to 12:00 noon on Saturdays, except Holidays. The term "Holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         12.3 Tenant's Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building's air conditioning system, Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent. If Landlord reasonably believes that Tenant is using more power than Landlord furnishes pursuant to Section 12.2, Landlord may install separate meters of Tenant's power usage, and Tenant will pay for the cost of such excess power as Additional Rent, together with the cost of installing any risers, meters or other facilities that may be necessary to furnish or measure such excess power to the Premises.

         12.4 Limitation on Liability. Provided such is not the result of the gross negligence or intentional misconduct of Landlord, Landlord will not be in default under this Lease or be liable to Tenant or any other person, for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security, surges or interruptions of electricity, or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including, without limitation, locking doors and closing parking areas and other common areas. Provided such is not the result of the gross negligence or intentional misconduct of the Landlord, Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                    ARTICLE 13--TENANT'S CARE OF THE PREMISES

         Subject to Landlord's obligations under Article 12, Tenant will maintain the Premises (including Tenant's equipment, personal property and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises, or the Project, or the fixtures, appurtenances and equipment in the Premises or the Project which is caused by Tenant, its agents, employees, or invitees, may be repaired, restored or replaced by Landlord, at the expense of Tenant and such expense (plus 15% of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within 10 days after delivery of a statement for such expense.

                             ARTICLE 14--ALTERATIONS

         14.1 General.

              (a) During the Term, Tenant will not make or allow to be made any alterations, additions, or improvements ("Alterations") to or of the Premises or any part of the Premises, or attach any fixtures or equipment to the Premises, without first obtaining Landlord's written consent. Landlord's consent to such alterations, additions, or improvements or Landlord's approval of the plans, specifications, and working drawings for such alterations, additions, or improvements shall create no responsibility or liability on the part of Landlord for the completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities with respect to such alterations, additions or improvements. No Alterations will be approved by Landlord if such Alterations would not be approved by the holder of a Superior Lien. All such Alterations consented to by Landlord, and capital improvements which are required to be made to the Project as a result of the nature of Tenant's use of the Premises:

                   (1) Will be performed by contractors approved by Landlord and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic's or materialmen's lien bond);

                   (2) Will not be made until Tenant has procured and paid for all permits and authorizations of all municipal and other governmental authorities with jurisdiction over the Premises;

                   (3) Will be expeditiously completed in a good and workmanlike manner in compliance with all Laws;

                   (4) Will not be made until Tenant procures, in addition to insurance required by Section 6.2, completed value builder's risk insurance for the Project, including all building materials thereon, to be maintained during the period of demolition or construction, covering loss or damage from fire, lightning, extended coverage perils, sprinkler, leakage, vandalism, malicious mischief, and perils insured under a difference in conditions policy in an amount not less than the cost, as estimated by Landlord, of the construction of the alterations;

                   (5) Will be of such a character as not to adversely affect the fair market value of the Project;

                   (6) Will be paid for by Tenant when due so that the Project will, at all times, be free of liens for labor and materials supplied or claimed to have been supplied to the Project;

                   (7) Will not be of such a character as to materially adversely affect the character of the Building as a general office Building, a self-contained structural unit, capable of being operated independently of any other buildings or improvements, and as a multi-tenant facility;

                   (8) At Landlord's option, will be made by Landlord for Tenant's, account, and Tenant will reimburse Landlord for their cost (including 10% for Landlord's overhead) within 10 days after receipt of a statement of such cost;

                   (9) If the Alterations have an estimated cost in excess of $10,000:

                        (A) Will be conducted under the supervision of an architect or engineer employed or engaged by Landlord and paid by Tenant;

                        (B) Will not be undertaken except in accordance with detailed plans, specifications, and cost estimates approved by Landlord. Within 30 days of Landlord's receipt of detailed plans, specifications, and cost estimates, Landlord shall either approve the proposed Alterations or disapprove the proposed Alterations by delivering to Tenant a written explanation for such disapproval.

              (b) Except to the extent such constitute Tenant's trade fixtures or trade dress, and subject to Tenant's rights in Article 16, all alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant.

         14.2 Free-Standing Partitions. Tenant will have the right to install free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions which are installed in the Premises are and will be Landlord's property for all purposes under this Lease.

                          ARTICLE 15--MECHANICS' LIENS

         Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises and the Project free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within 10 days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work (including, but not limited to, any maintenance, repairs, alterations, additions, improvements or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar written notices on the Premises in order to protect the Premises against any such liens. Upon request, Tenant will furnish Landlord evidence of any settlement, satisfaction, or payment made of any lien or claim pursuant to this
Article 15.

                             ARTICLE 16--END OF TERM

         At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the Building . Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, and furniture. All trade fixtures, equipment, furniture, inventory, and effects on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including, but not limited to, the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

                           ARTICLE 17--EMINENT DOMAIN

         If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than 25% of the Rentable Area of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within 20 days after the termination date. If less than 25% of the Rentable Area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Rent will be abated in the proportion of the Rentable Area of the Premises so taken to the Rentable Area of the Premises immediately before such taking, and Tenant's Share will be appropriately recalculated. If 25% or more of the Building or the Project is so taken, or such portion of the Building or Project is taken such that the Premises cannot reasonably be used by Tenant an Tenant gives Landlord written notice of that within 30 days of the date of the taking, Landlord and Tenant may cancel this Lease by written notice to the other given within 30 days after the termination date. In the event of any such taking, the entire award will be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not otherwise reduced, for (a) Tenant's moving expenses and (b) leasehold improvements owned by Tenant.

                       ARTICLE 18--DAMAGE AND DESTRUCTION

              (a) If the Premises or the Building are damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 18. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.

              (b) If the Premises or the Building are damaged by fire or other insured casualty to an extent which it may be repaired its original condition as of the time of the Commencement Date within 120 days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Monthly Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the Rentable Area of the Premises which Tenant is unable to use during the repair period.

              (c) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may not be repaired within 120 days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within 10 days after Landlord's delivery of a written notice that the repairs cannot be made within such 120-day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Building and Premises and Monthly Rent will be abated on a pro rata basis during the repair period based on the proportion of the Rentable Area of the Premises which Tenant is unable to use during the repair period.

              (d) Notwithstanding the provisions of subparagraphs (a), (b), and
(c) above, if the Premises or the Building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

              (e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees or invitees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 18. Tenant will have no rights to terminate this Lease on account of any damage to the Premises, the Building, or the Project, except as set forth in this Lease.

                            ARTICLE 19--SUBORDINATION

         19.1 General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying master lease, mortgage, indenture, deed of trust or other lien encumbrance (each a "Superior Lien"), together with any renewals, extensions, modifications, consolidations and replacements of such Superior Lien, now or after the Date affecting or placed, charged or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease, is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, provided Landlord provides Tenant with a nondisturbance agreement in a form reasonably satisfactory to Tenant, Tenant will execute, acknowledge and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any Superior Lien to confirm or effect any such subordination.

         19.2 Attornment and Non-Disturbance. Tenant agrees that in the event that any holder of a Superior Lien succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a Superior Lien of the remedies provided for by law or by such Superior Lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor-in-interest without change in the terms or provisions of this Lease. Such successor-in-interest will not be bound by (a) any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease; (b) any amendment or modification of this Lease made without the written consent of such successor-in-interest of which Tenant has written notice at the time of the amendment or modifications (if such consent was required under the terms of such Superior Lien); (c) any claim against Landlord arising prior to the date on which such successor-in-interest succeeded to Landlord's interest; or (d) any claim or offset of Rent against the Landlord. Upon request by such successor-in-interest and without cost to Landlord or such successor-in-interest, Tenant will, within 20 days after written demand, execute, acknowledge and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such successor-in-interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

                          ARTICLE 20--ENTRY BY LANDLORD

         Landlord, the holder of a Superior Lien, their agents, employees, and contractors may enter the Premises at any time in response to an emergency and at least 24 hours prior telephone notice when possible, at reasonable hours to:

              (a) Inspect the Premises;

              (b) Exhibit the Premises to prospective purchasers, lenders or tenants;

              (c) Determine whether Tenant is complying with all its obligations in this Lease;

              (d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease (without notice);

              (e) Post written notices of non-responsibility or similar notices (without notice); or

              (f) Make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

Tenant, by this Article 20, waives any claim against Landlord, its agents, employees or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by any entry in accordance with this
Article 20 except to the extent caused by the gross negligence of Landlord. Landlord will at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 20 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges which this Lease requires Tenant to pay.

                ARTICLE 21--INDEMNIFICATION, WAIVER, AND RELEASE

         21.1 Indemnification. Except for any injury or damage to persons or property on the Premises which is proximately caused by or results proximately from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of Section 6.4, Tenant will neither hold nor attempt to hold Landlord, its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with or arising from: (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (b) any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the Project; (c) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease; and (d) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant.

              If any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

              (a) Except for any injury or damage to persons or property on the Premises which is proximately caused by or results proximately from the negligence or deliberate act of Tenant, its employees or agents, Landlord will neither hold nor attempt to hold Tenant, its employees or agents liable for, and Landlord will indemnify and hold harmless Tenant, its employees and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgements and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from the acts of Landlord or its agents at the Project. If any action or proceeding is brought against Tenant, or its employees or agents by reason of any such claim for which Landlord has indemnified Tenant, Landlord, upon written notice from Tenant, will defend the same at Landlord's expense, with counsel reasonably satisfactory to Tenant.

         21.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.2, waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

                          ARTICLE 22--SECURITY DEPOSIT

         Intentionally deleted.

                           ARTICLE 23--QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent, and observes and performs all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and Tenant's possession will not be disturbed by anyone claiming by, through or under Landlord.

                           ARTICLE 24--EFFECT OF SALE

         A sale, conveyance or assignment of Landlord's interest in the Building or the Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities which arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord's successor-in-interest in and to this Lease. This Lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor-in-interest to this Lease, so long as such successor-in-interest assumes Landlord's obligations under the Lease from and after such effective date.

                               ARTICLE 25--DEFAULT

         25.1 Events of Default. The following events are referred to, collectively, as "Events of Default" or, individually, as an "Event of Default":

              (a) Tenant defaults in the due and punctual payment of Rent, and such default continues for 5 days after receipt of written notice from Landlord; however, Tenant will not be entitled to more than 1 written notice for monetary defaults during any 12-month period, and if after such written notice any Rent is not paid within 5 days after due, an Event of Default will be considered to have occurred without further notice;

              (b) Tenant abandons the Premises;

              (c) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within 30 days after its levy;

              (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

              (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

              (f) Tenant fails to take possession of the Premises on the Commencement Date of the Term; or

              (g) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of 30 days after receipt of written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure such breach within 30 days after written notice from Landlord and to complete such cure within a reasonable time thereafter.

         25.2 Landlord's Remedies. If any one or more Events of Default set forth in Section 25.1 occurs then Landlord has the right, at its election:

              (a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term;

              (b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

              (c) Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 27.21, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

         25.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 25.2(a), but on the contrary, elects to take possession as provided in Section 25.2(b), Tenant will pay to
Landlord: (a) Monthly Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

         25.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

              (a) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

              (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

              (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

              (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (a) and
(b) above is computed by adding interest at the per annum interest rate described in Section 27.21 on the date on which this Lease is terminated from the date of termination until the time of the award. The worth at the time of award of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Kansas City, Missouri, at the time of award plus 1%.

         25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts, and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

         25.6 Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 25.

                               ARTICLE 26--PARKING

         Tenant will be entitled to use the Parking Spaces during the Term subject to the rules and regulations set forth on Exhibit D, and any amendments or additions to them. The parking charges set forth in Section 1.1 (r), if any, will be due and payable in advance at the same time and place as Monthly Rent. Except for six reserved parking spaces described in Section 1.1(q) above, the Parking Spaces will be unassigned, non-reserved, and non-designated. Landlord reserves the right to reasonably adjust the Parking Charges (based on the prevailing rate for similar projects in the Phoenix metro area) in Landlord's sole discretion at any time after 30 days' prior written notice.


                            ARTICLE 27--MISCELLANEOUS

         27.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

         27.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of, any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

         27.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

         27.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.

         27.5 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

         27.6 No Waiver. The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice which may develop between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition nor provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         27.7 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgments from Landlord. It is agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers and partners and all of their officers, directors and employees) will not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to, and will not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

         27.8 Estoppel Certificates. At any time and from time to time but within 10 days after prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to Landlord which default has not been cured, except, as to defaults specified in said certificate; (d) there is no Event of Default under this Lease or an event which, with notice or the passage of time, or both, would result in an Event of Default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any holder of a Superior Lien, prospective purchaser, or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

         27.9 Waiver of Jury Trial. Landlord and Tenant by this Section 27.9 waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

         27.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 27.10 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

         27.11 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only;
(b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to 150% of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

         27.12 Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight carrier which routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Section 1.1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving 10 days' prior written notice of such change to the other party in the manner prescribed in this Section 27.12.

         27.13 Severability. If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         27.14 Written Amendment Required. No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

         27.15 Entire Agreement. This Lease, the Exhibits and Addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

         27.16 Captions. The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.

         27.17 Notice of Landlord's Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. If Landlord fails to timely cure such default, then Tenant shall have the right to exercise its rights to either terminate the Lease, sue for specific performance, or sue for actual damages, but not for consequential damages. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the Building or Project of which Tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

         27.18 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors, or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect,

         27.19 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker named in Section
1.1 and Tenant's broker. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except Broker and Tenant's broker. Landlord will pay any fees or commissions due Broker. Tenant shall be responsible for paying Tenant's broker any commission.

         27.20 Governing Law. This Lease will be governed by and construed pursuant to the laws of the State in which the Project is located.

         27.21 Late Payments. Any Rent which is not paid within 5 days after due will accrue interest at a late rate charge of the Prime Rate plus 5% per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

         27.22 No Easements for Air or Liqht. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

         27.23 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to Landlord's leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

         27.24 Relocation of the Premises. Landlord at its sole cost and expense, reserves the right to relocate the Premises to substantially comparable space within the Building, pursuant to this Section 27.24. Landlord will give Tenant a written notice of its intention to relocate the Premises, and Tenant will complete such relocation within 60 days after receipt of such written notice. If the space to which Landlord proposes to relocate Tenant is not substantially comparable to the Premises, Tenant may so notify Landlord, and if Landlord fails to offer space satisfactory to Tenant, Landlord may not relocate the Tenant. If Tenant does relocate within the Project, then effective on the date of such relocation this Lease will be amended by deleting the description of the original Premises and substituting for it a description of such comparable space. Landlord agrees to reimburse Tenant for its actual reasonable moving costs to such other space within the Project, the reasonable costs of reprinting stationery, and the costs of rewiring the new Premises for telephone and computers comparable to the original Premises. Landlord will use best efforts to minimize any disruption to tenant's business.

         27.25 Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements which Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

         27.26 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         27.27 Disputes. Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, related directly or indirectly to this Agreement, whenever brought and whether between the parties to this Agreement or between the parties to this Agreement or between one of the parties to this Agreement and the employees, agents or affiliated businesses of the other party, shall be resolved by arbitration as prescribed in this section. The Federal Arbitration Act, 9 U.S.C. Sections 1-15, not state law, shall govern the arbitrability of all claims.

                  A single arbitrator engaged in the practice of law who is knowledgeable about the subject matter of this Agreement shall conduct the arbitration under the then current rules of the American Arbitration Association (the "AAA"). The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in the regional AAA office closest to where the claim arose, and all expedited procedures prescribed by the AAA rules shall apply.

                  There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The arbitrator shall have authority only to award compensatory damages and shall not have authority to award punitive damages, or other noncompensatory damages. Each party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the arbitrator. The arbitrator's decision and award shall be final and binding, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  If any party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another party successfully stays such action or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.

         27.28 Binding Effect. The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

         27.29 OPTION TO RENEW. (a) Option Period. So long as Tenant is not in default under this Lease, either at the time of exercise or at the time the extended term commences, Tenant will have the option to extend the initial term of this Lease for an additional period of five years, but in no event beyond May 31, 2007, (the "Option Period") on the same terms, covenants, and conditions of this Lease, except that the monthly rent during the Option Period will be determined pursuant to paragraph 27.29(b). Tenant will exercise its option by giving Landlord written notice ("Option Notice") at least 180 days but not more than 270 days prior to the expiration of the initial term of this Lease.

                  (b) Option Period Monthly Rent. The monthly rent for the Option Period will be determined as follows:

                           (1)      The then-fair market rental value of the
Premises, as defined in paragraph 27.29(b)(2) below, or the current Monthly Rent, whichever is greater.

                           (2)      The "then-fair market rental value of the
Premises" means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rent (including initial monthly rent and rental increase) for the Option Period, excluding any tenant improvement allowance, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the vicinity of Phoenix. The then-fair market rental value of the Premises and the rental increases in the monthly rent for the Option Period will not be less than that provided during the initial term,

                           (3)      Within 30 days after receiving written
notice from Tenant of its intent to exercise this option, Landlord shall determine the then fair market value of the Premises, and advise Tenant in writing.

         27.30 EXPANSION SPACE OPTION: If the tenant of either of the premises known as Suites 150 or 165, adjacent to the Premises (either space shall be known as the "Expansion Space"), shall vacate or surrender its premises to Landlord during the term of this Lease, and if Tenant is not in default under this Lease, then Landlord shall offer the Expansion Space to Tenant on the same terms and conditions as this Lease, except as noted herein regarding monthly rent and Tenant's Share. The Monthly Rent will be the monthly rent per rentable square foot of the Premises in effect on the date on which the Expansion Space becomes part of the Premises. The Monthly Rent will be increased as of the day on which the Expansion Space becomes part of the Premises by an amount equal to the product of (1) the number of rentable square feet of the Expansion Space multiplied by (2) the Monthly Rent per rentable square foot of the Premises in effect on the day on which the Expansion Space becomes part of the Premises. Tenant's Share shall be increased as of the day on which any Expansion Space becomes part of the Premises to a percentage determined by adding the Rentable Area of the Expansion Space to the Rentable Area of the Premises, and dividing said product by the total Rentable Area of the Building. If Tenant does not exercise this option to expand in writing within 30 days after Landlord offers the Expansion Space to Tenant, then this option shall expire as to the space offered. If Tenant exercises this option timely, then the Lease shall be amended to incorporate the Expansion Space into the Premises. If Tenant is offered the Expansion Space and exercises its option in writing as to one of the adjacent suites prior to January 1, 2000, Landlord shall provide tenant with a tenant improvement allowance in an amount equal to $5.50 per rentable square foot for the first adjacent suite to which Tenant exercises this option. This tenant improvement allowance shall not apply to any subsequent exercise of this expansion option. Any additional alterations to the Expansion Space or exercise of this option as to a second adjacent suite will be at the sole cost and expense of Tenant and subject to the alterations provisions of the Lease,

         27.31 EXTERIOR SIGNAGE: Landlord agrees to provide tenant space for signage on the Building's monument sign. Tenant's sign is subject to the approval of Landlord. Tenant shall be responsible for all costs associated with placing Tenant's sign on the Building monument sign.

         Landlord and Tenant have executed this Lease as of the day and year first above written.

                                  LANDLORD:

                                  U S WEST BUSINESS RESOURCES, INC., a Colorado corporation



                                  By    /s/ ILLEGIBLE SIGNATURE
                                  Name      ILLEGIBLE
                                  Title     Attorney-In-Fact

APPROVED AS TO LEGAL FORM by
Counsel to Landlord:


Fisher & Sweetbaum, P.C.

By /s/ ILLEGIBLE SIGNATURE
Date
                                    TENANT:

                                    P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation


                                    By /s/ ILLEGIBLE SIGNATURE
                                    Name
                                    Title

                                    EXHIBIT A
                                  THE PREMISES




                                    EXHIBIT A
                                  THE PREMISES

                 To be provided by Landlord prior to execution.

                                   EXHIBIT B

                         LEGAL DESCRIPTION OF THE LAND

PARCEL NO. 1:

BEGINNING at the Northeast corner of the Southeast quarter of the Southeast quarter of Section 13, Township 2 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; thence North 89 degrees 55' 58" West along the North line of said Southeast quarter of the Southeast quarter, 40 feet to the TRUE POINT OF BEGINNING; thence South, 40 feet West of and parallel to the East line of said Southeast quarter of the Southeast quarter, 400 feet; thence North 73 degrees 30' 00" West 400 feet; thence North 16 degrees 30' 00" East 299.06 feet to a point on the North line of said Southeast quarter of the Southeast quarter; thence South 89 degrees 55' 58" East along said North line 298.59 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 2:

A non-exclusive easement for pedestrian and vehicle ingress and egress as created in Docket 15938, page 464, records of Maricopa County, Arizona, described as follows:

That part of the Southeast quarter of the Southeast quarter of Section 13, Township 2 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

     FROM the Northeast corner of the said Southeast quarter of the Southeast quarter of Section 13, measure; thence North 89 degrees 55' 56" West along the North line of the said Southeast quarter of the Southeast quarter,
     Section 13, a distance of 40.00 feet to a point on the West right-of-way line of 40th Street; thence South (bearing of reference) along the West right-of-way line of 40th Street a distance of 426.00 feet to the POINT OF BEGINNING; thence continuing South 40.00 feet to the end of a curve having a radius point bearing North 140.00 feet; thence Westerly 59.01 feet along the arc of this curve through 24 degrees 09' 00" of central angle; thence North 67 degrees 26' 28" West 36.01 feet; thence North 65 degrees 51' 00" West 57.00 feet to the beginning of a curve having point bearing South 24 degrees 09' 00" West 369.00 feet; thence Westerly 108.09 feet along the arc of this curve through 16 degrees 47' 00" of central angle; thence North 82 degrees 38' 00" West 17.18 feet to the beginning of a curve having a radius point bearing North 07 degrees 22' 00" East 1,839.00 feet; thence Westerly 148.47 feet along the arc of this curve through 04 degrees 37' 33" of central angle to a point of a compound curve having a radius point bearing North 11 degrees 59' 33" East 918.00 feet thence Westerly
     36.42 feet along the arc of this curve through 02 degrees 16' 23" of central angle to a point of a reverse curve having a radius point bearing South 14 degrees 15' 56" West 10.00 feet; thence Southerly 15.32 feet along the arc of this curve through 87 degrees 45' 56" of central angle; thence South 89 degrees 26' 28" West 31.38 feet to a point at the end of a curve having a radius point bearing North 73 degrees 30' 00" West 10.00 feet; thence Northerly 15.71 feet along the arc of this curve through 90 degrees 00' 00" of central angle; thence North 73 degrees 30' 00" West
     6.98 feet; thence North 16 degrees 30' 00" East 28.00 feet to a point at the end of a curve having a radius point bearing North 16 degrees 30' 00" East 10.00 feet; thence Northeasterly 20.54 feet along the arc of this curve through 117 degrees 42' 00" of central angle; thence North 11 degrees 12' 00" West 5.77 feet to the beginning of a curve having a radius point bearing South 78 degrees 48' 00" West 7.00 feet; thence Northwesterly 2.19 feet along the arc of this curve through 17 degrees 53' 05" of central angle; thence South 73 degrees 30' 00" East 39.37 feet to a point on a curve having thence Easterly 18.95 feet along the arc of this curve through 30 degrees 09' 32" of central angle to a point of a compound curve having a radius point bearing North 13 degrees 47' 15" East 882.00 feet; thence Easterly 35.80 feet along the arc of this curve through 02 degrees 19' 33" of central angle to a point of a compound curve having a radius point bearing North 11 degrees 27' 42" East 15.00 feet; thence Northeasterly 22.24 feet along the arc of this curve through 84 degrees 57' 42" of central angle; thence North 16 degrees 30' 00" East
     26.65 feet; thence South 73 degrees 30' 00" East 28.00 feet; thence South 16 degrees 30' 00" West 22.40 feet to the beginning of a curve having a radius point bearing South 73 degrees 30' 00" East 10.00 feet; thence Southeasterly 17.30 feet along the arc of this curve through 99 degrees 08' 00" of central angle; thence South 82 degrees 38' 00" East 100.36 feet to the beginning of a curve having a radius point bearing South 07 degrees 22' 00" West 411.00 feet; thence Easterly 120.39 feet along the arc of this curve through 16 degrees 47' 00" of central angle; thence South 65 degrees 51' 00" East 29.00 feet to the beginning of a curve having a radius point bearing North 24 degrees 09' 00" East 10.00 feet; thence Northeasterly 17.04 feet along the arc of this curve through 97 degrees 39' 00" of central angle; thence North 16 degrees 30' 00" East 8.73 feet; thence South 73 degrees 30' 00" East 32.00 feet; thence South 16 degrees 30' 00" West 16.73 feet to the beginning of a curve having a radius point bearing South 73 degrees 30' 00" East 10.00 feet; thence Southeasterly
     14.37 feet along the arc of this curve through 82 degrees 21' 00" of central angle; thence South 65 degrees 51' 00" East 11.40 feet to the beginning of a curve having a radius point bearing North 24 degrees 09' 00" East 100.00 feet; thence Easterly 42.15 feet along the arc of this curve through 24 degrees 09' 00" of central angle to the POINT OF BEGINNING.

                                    EXHIBIT C

                                   WORK LETTER

         This Work Letter is dated January   , 1997, between U S WEST BUSINESS
RESOURCES, INC. ("Landlord") and P.F. CHANG'S CHINA BRISTRO, INC. ("Tenant"), and is attached to and forms a part of that certain Office Lease of even date (the "Lease"), whereby Landlord leased to Tenant 4,410 rentable square feet in the building located at 5090 North 40th Street, Phoenix, Arizona (the "Premises").

         Tenant desires to make certain improvements to the Premises, and Tenant desires to hire its own architect and contractors to manage the construction of such initial improvements, prior to occupancy, upon the terms and conditions of this Work Letter. In addition, the provisions hereof shall apply to any additional improvements or alterations to the Premises by Tenant, and Landlord has agreed to allow such initial improvements, upon the terms and conditions contained in this Work Letter.

         1. Definitions. In this Work Letter, some defined terms are used. They are:

                  (a)      Tenant's Representative: John Middleton

                  (b)      Landlord's Representative: Mike Reynard

                  (c) Final Space Plan: A drawing of the Premises clearly showing the layout and relationship of all departments and offices, depicting partitions, door locations, and types of electrical/data/telephone outlets and delineation of furniture and equipment,

                  (d) Estimated Construction Costs: A preliminary estimate of the cost for the improvements that are depicted on the Final Space Plan, including all architectural, engineering, contractor, and any other costs as can be determined from the Final Space Plan.

                  (e) Working Drawings: Construction documents detailing the improvements and conforming to applicable codes, complete in form and content.

                  (f) Construction Schedule: A schedule depicting the relative time frames for various activities related to the construction of the improvements in the Premises.

                  (g)      Work: The Work is inclusive of the following:

                           (l)      The development of Final Space Plans and
Working Drawings, including, without limitation, architectural and engineering fees and expenses, and costs of supporting engineering studies (i.e., structural design or analysis, lighting or acoustical evaluations, or others as determined by Tenant's architect).

                           (2)      All construction work necessary to augment
the Base Building, creating the details and partitioning shown on the Final Space Plan. The Work will create finished ceilings, walls, and floor surfaces, as well as complete HVAC, lighting, electrical, and fire protection systems.

                  (h) Costs of the Work: The Costs of the Work includes, but is not limited to, the following:

                           (l)      All architectural and engineering fees and
expenses.

                           (2)      All contractor and construction manager
costs and fees.

                           (3)      All permits and taxes.

                  (i) Change Order: Any change, modification, or addition to the Final Space Plan or Working Drawings after Landlord has approved the same.

                  (j) Base Building: Those elements of the core and shell construction that are completed in preparation for the Work to the Premises. This includes Building structure, envelope, and systems. This defines the existing conditions to which improvements are added.

                  (k) Building Standard: Component elements utilized in the design and construction of the improvements that have been pre-selected by the Landlord to ensure uniformity of quality, function, and appearance throughout the Building. These elements include, but are not limited to, ceiling systems, doors, hardware, walls, floor coverings, finishes, window coverings, light fixtures, and HVAC components.

Any of the capitalized terms which is used in this Work Letter but not defined in this Work Letter has the meaning set forth for such term in the Lease.

         2. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Either party may change its Representative under this Work Letter at any time by providing 3 days' prior written notice to the other party.


                                      (C-1)

         3. Building Standard. Tenant must use Building Standard items in order to assure the consistent quality and appearance of the Building.

                  (a) All Work will be performed by designers, contractors and subcontractors selected and engaged by Tenant. Tenant's contractor and all subcontractors shall be subject to Landlord's written approval, which shall not be unreasonably withheld.

                  (b) Landlord shall receive no fee during construction or move-in for profit, overhead, general conditions, construction supervision, drawing review, freight elevator, utilities, parking or other similar miscellaneous costs.

         4. Cost Responsibilities. Landlord agrees that it will contribute up to $7.00 per usable square foot which equals $30,870.00 (such amount is sometimes herein after referred to as the "Construction Allowance") toward the cost of constructing and installing the Tenant Improvements, which amount will be payable within 30 days from the date the Work is completed in accordance with the terms of this Lease and Tenant has submitted to Landlord a written statement requesting such payment, providing that at the time of such request and scheduled payment:

                  a)       Tenant is not in default under this Lease;

                  b) No liens have been filed and appropriate waivers, affidavits and releases of liens will have been received by Landlord covering all work for which payment is requested or the time for filing liens has expired;

                  c) The certificate of occupancy for the Premises has been issued;

                  d) Tenant's architect has certified in writing to Landlord that the Work has been completed in substantial accordance with Tenant's Drawings and with applicable law, ordinances, rules, regulations and codes.

         5. Landlord's Approval. Landlord, in its sole, but reasonable discretion, may withhold its approval of any Final Space Plan, Working Drawings, or Change Orders, and may consider, among other things, whether any of the same:

                  (a) Exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

                  (b) Would not be approved by a prudent owner of property similar to the Building;

                  (c) Violates any agreement which affects the Project or binds Landlord;

                  (d) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Project;

                  (e) Landlord reasonably believes will reduce the market value of the Premises or the Project at the end of the Term;

                  (f) Does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises;

                  (g)      Does not conform to the Building Standard; or

                  (h) Is not approved by any holder of a mortgage or other superior lien ("Superior Lien") at the time the work is proposed, unless such approval is not required under the documents evidencing the applicable Superior Lien, or is contained in any agreement now or hereafter executed by such Superior Lien holder.

         6.       Schedule of Improvement Activities.

                  (a) After Landlord's approval of the Final Space Plan, Tenant will cause to be prepared and delivered to Landlord the Working Drawings, and the Construction Schedule, in accordance with the Final Space Plan for Landlord's review,

                  (b) Following approval of the Working Drawings, Tenant will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Within a reasonable time after its receipt of the necessary approvals and permits, Tenant will begin construction of the improvements.

                  (c) Landlord will join in, and will use best efforts to cause the joinder in, to the extent necessary, of all parties holding Superior Liens, all applications and other documents required for Tenant to obtain all permits necessary for its intended use of the Premises (including, but not limited to, any rezoning application.)


                                      (C-2)

         7. Change Orders. Tenant may authorize changes in the Work during construction, only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with Paragraph 5.

         8. Access to Premises and Conduct of Work. During the construction period, Tenant and its contractors and subcontractors shall have 24-hour access to the Building's freight elevator and to the Premises, subject to Landlord's reasonable generally applicable requirements relating thereto, and shall be provided electrical power and other utilities sufficient for completion of Work.

         9. Completion and Commencement Date. Tenant's obligation for payment of Rent pursuant to the Lease will commence on the Commencement Date, regardless of whether the Work has been completed.

         11. Condition of the Premises. Except as otherwise provided in the Lease, Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises.

         12. Disclaimer of Liability. Landlord's approval of the Final Space Plan, other plans, specifications and the Working Drawings shall create no responsibility or liability on the part of Landlord for the completeness, design sufficiency, or compliance with laws, rules and regulations of governmental agencies or authorities with respect to such plans, specifications and Working Drawings or improvements constructed in conformity therewith. Tenant shall be solely responsible for ensuring that the design and improvements of the interior of the Premises comply with the Americans with Disabilities Act and Tenant shall indemnify and hold harmless Landlord in connection therewith.

         13. Landlord's Approval. All approvals by Landlord under this Work Letter shall be granted or withheld, in Landlord's reasonable discretion, within 3 business days after request for each such approval is made.


                                      (C-3)

                                    EXHIBIT D

                              RULES AND REGULATIONS


         1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishing or contents of the Building, and Tenant will comply with Landlord's reasonable requirements relative to such systems and procedures.

         2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing contained in these Rules and Regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to the premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area. No tenant will be permitted to place or install any object (including, without limitation, radio and television antenna, loud speakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

         3. No sign, placard, picture, name, advertisement or written notice visible from the exterior of Tenant's premises will be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord. Other than draperies expressly permitted by Landlord and building standard mini-blinds, material visible from outside the Building will not be permitted. In the event of the violation of this Rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this Rule.

         4. No cooking will be done or permitted by any tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         5. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for the purpose of cleaning it. No tenant will cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Should Tenant's actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

         6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, caused the same.

         7. No tenant will in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters,

         8. No tenant will alter, change, replace or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents or employees, will retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following Tenant's written request to Landlord and will be at Tenant's expense. All new locks and, rekeyed locks will remain operable by Landlord's pass (master) key. Landlord will furnish each Tenant, free of charge, with two keys to each door lock on the Premises, and two (2) Building/area access cards. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for its premises and Building which have been furnished to such tenant.

         9. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft


                                      (D-1)
or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord, its agents or employees.

         10. No tenant will use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in such tenant's normal operations in the Premises. Without Landlord's prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

         11. Landlord will have the right, exercisable upon written notice and without liability to any tenant, to change the name and street address of the Building.

         12. Landlord will have the right to prohibit any advertising by Tenant, mentioning the Building, which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

         13. Tenant will not bring any animals (except "Seeing Eye" dogs) or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

         14. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the Building during such time periods.

         15. Each tenant will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials and boxes will be the responsibility of each tenant and such items may not be disposed of in the Building, trash receptacles nor will they be removed by the Building's janitorial service, except at Landlord's sole option and at the tenant's expense. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

         16. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant will cooperate to prevent the same.

         17. The requirements of the tenants will be attended to only upon application by written, personal or telephone notice at the office of the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         18. A directory of the Building will be provided for the display of the name and location of tenants only and such reasonable number of the principal officers and employees of tenants as Landlord in its sole discretion approves, but Landlord will not in any event be obligated to furnish more than one directory strip for each 2,500 square feet of Rentable Area in the Premises. Any additional name(s) which Tenant desires to place in such directory must first be approved by Landlord, and if so approved, Tenant will pay to Landlord a charge, set by Landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord's sole discretion, No tenant will have any right to the use of the exterior sign.

         19. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.


                                      (D-2)

         20. Tenant will not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

         21. Neither Landlord nor any operator of the parking areas within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the "Parking Areas") will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Areas, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Areas; (b) Tenant uses the Parking Areas at its own risk; and (c) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the Parking Areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

         22. Tenant (including Tenant's employees, agents, invitees, and visitors) will use the Parking Spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Areas. The Parking Areas may be used by tenant, its agents or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the Parking Spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the Parking Spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an Event of Default under the Lease.

         23. Tenant's right to use the Parking Areas will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

         24. If the Parking Areas are damaged or destroyed, or if the use of the Parking Areas is limited or prohibited by any governmental authority, or the use or operation of the Parking Areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the Parking Spaces will not subject Landlord or any operator of the Parking Areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

         25. Tenant has no right to assign or sublicense any of its rights in the Parking Spaces, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the Parking Spaces among its employees.

         26. No act or thing done or omitted to be done by Landlord or Landlord's agent during the term of the Lease in connection with the enforcement of these Rules and Regulations will constitute an eviction by Landlord of any tenant nor will it be deemed an acceptance of surrender of the Premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.

         27. In these Rules and Regulations, "tenant" includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

         28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from enforcing any such Rules and Regulations against any or all of the tenants of the Building after such waiver.

         29. These Rules and Regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.


                                      (D-3)

                                    EXHIBIT E

                          COMMENCEMENT DATE CERTIFICATE


         This Commencement Date Certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of the Lease.

         1. DEFINITIONS. In this Certificate the following terms have the meanings given to them:

                  (a)      Landlord: U S WEST Business Resources, Inc.

                  (b)      Tenant: P.F. Chang's China Bistro, Inc.

                  (c)      Lease: Office Lease dated         , 1997 between
                           Landlord and Tenant.

                  (d)      Premises: Suite 160.

                  (e)      Building Address:   5090 North 40th Street
                                               Phoenix, AZ  85018

          2.       CONFIRMATION OF LEASE COMMENCEMENT. Landlord and Tenant
confirm that the Commencement Date of the Lease is               and the
Expiration Date is                and that Sections 1.1(k) and (l) are
accordingly amended.

         Landlord and Tenant have executed this Commencement Date Certificate as of the dates set forth below.

LANDLORD:                                    TENANT:

U S WEST BUSINESS RESOURCES, INC.,          P.F. CHANG'S CHINA BISTRO, INC., a
a Colorado corporation                      Delaware corporation



By                                          By
  --------------------------------------       --------------------------------
Name                                        Name
    ------------------------------------        -------------------------------
Title                                       Title
     -----------------------------------         ------------------------------


APPROVED AS TO LEGAL FORM by Counsel to
Landlord:

Fisher & Sweetbaum, P.C.


By
  ---------------------------
Date
     ------------------------

                                      (E-1)